UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2007
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

a)	Leonard Gordon has submitted his resignation as chief financial officer of the Company and as one of our directors effective March 12, 2007. Mr. Gordon is resigning for personal reasons.

b)

On March 14, 2007, the Company’s board of directors appointed the corporate secretary, Karen Engleson as acting chief financial officer in replacement of Mr. Gordon. Ms. Engleson will hold this position until such time as a new chief financial officer is found and appointed. Ms. Engleson was appointed corporate secretary on October 17, 2005 and has been controller of Arvana Networks Inc., a wholly owned subsidiary of Arvana Inc. Ms. Engleson will not receive any additional compensation for acting as interim chief financial officer and will continue to discharge her duties as corporate secretary under her existing arrangement with the Company as disclosed in the Company’s prior public filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

DATE: March 14, 2007	By:	/s/ Teyfik Oezcan
Teyfik Oezcan
President and Chief Operating Officer